UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 11, 2017, PhaseRx, Inc. (the “Company”) filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Chapter 11 Case”).

On December 12, 2017, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (the “Staff”) notifying the Company that, in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the Staff has determined that the Company’s filing of the Chapter 11 Case serves as an additional basis for delisting the Company’s common stock from Nasdaq. The letter also notified the Company that the Nasdaq Hearings Panel (the “Panel”) will consider this additional basis for delisting in its decision regarding the Company’s continued listing on The Nasdaq Capital Market, and in that regard, the Company should present its views with respect to this additional deficiency to the Panel in writing no later than December 19, 2017. At the hearing before the Panel held on December 7, 2017, the Company had discussed the possibility of a bankruptcy filing, and the Panel factored the bankruptcy filing and related considerations into the terms of conditional listing set forth below under Item 8.01. The Company intends to make every effort to satisfy the terms of the Panel’s conditional listing, though it can provide no assurances that it will be able to do so. The Company intends to communicate the foregoing to the Panel prior to December 19, 2017.

Item 8.01	Other Events. (Update of Information Previously Reported Under Item 3.01)

The Company previously disclosed that on August 22, 2017, it received a letter from the Staff indicating that the Company no longer complies with the minimum $2.5 million stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market. On September 21, 2017, the Company submitted a plan of compliance, which was rejected by the Staff. On October 30, 2017, the Company requested a hearing to appeal the Staff’s determination, which was held on December 7, 2017.

On December 12, 2017, the Company received a decision letter from Nasdaq notifying the Company that the Panel has determined to grant the Company’s request for continued listing of the Company’s common stock subject to the conditions that the Company shall have completed a Section 363 auction process pursuant to Chapter 11 of Title 11 of the U.S. Bankruptcy Code by January 31, 2018, at which time the Company’s common stock will be delisted from Nasdaq. In the event the Company is unable to meet these conditions, the Company’s common stock may be delisted from Nasdaq. There can be no assurance the Company will be able to meet these conditions or be able to maintain its listing on Nasdaq. In addition, the Panel’s appellate body, the Nasdaq Listing and Hearing Review Council, may, on its own motion, determine to review the Panel’s decision within 45 calendar days after issuance of the written decision, and may affirm, modify, reverse, dismiss or remand the decision to the Panel.

On December 13, 2017, the Company issued a press release announcing the Panel’s determination. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated December 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: December 15, 2017	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer